BYLAWS
                                       OF
                               UNOCAL CORPORATION
                             a Delaware corporation
                           (Effective January 1, 2001)



                                    ARTICLE I
                                   FISCAL YEAR

         Section 1. The fiscal year of Unocal Corporation (hereinafter called the "Corporation") shall end on the thirty-first (31st) day of December of each year.

                                   ARTICLE II
                                     OFFICES

         Section 1. Principal Office. The principal office for the transaction of business of the Corporation is hereby fixed and located at 2141 Rosecrans Avenue, Suite 4000, in the City of El Segundo, County of Los Angeles, State of California. The Board of Directors (hereinafter sometimes called the "Board") is hereby granted full power and authority to change said principal office from one location to another.

                                   ARTICLE III
                                  STOCKHOLDERS

         Section 1. Annual Meetings. The annual meetings of the stockholders shall be held at 10:00 o'clock A.M. on the fourth (4th) Monday in May of each year, if not a legal holiday, for the purpose of electing directors and for the transaction of any other business which is within the powers of the stockholders and properly brought before the meeting. If the fourth (4th) Monday in May is a legal holiday, the annual meeting of the stockholders shall be held at 10:00 o'clock A.M. on the preceding Monday.

         Section 2. Notice of Meetings. Written notice of each annual or special meeting of stockholders shall be given to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the meeting.

         Section 3. Place of Meetings. All meetings of stockholders, whether annual or special, shall be held at the principal office of the Corporation or at such other place, within or without the State of Delaware, as the Board may from time to time designate pursuant to authority hereinafter granted it. In the absence of any such designation stockholders' meetings shall be held at the principal office of the Corporation.
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         Section 4. Voting Rights.  Stockholders entitled to vote at stockholder meetings shall be entitled to one (1) vote for each full share. A fraction of a share or a fractional interest in a share shall not be entitled to any voting rights whatsoever.

         Section 5. Conduct of Meetings. The decisions of the Chairman of the Board or officer presiding at all stockholders' meetings shall govern in all matters relating to the conduct of the meeting.

         Section 6. Voting. Directors shall be divided into three (3) classes. At each annual meeting, all directors of one (1) class shall be elected in accordance with, and subject to, the provisions of ARTICLE SIXTH of the Corporation's Restated Certificate of Incorporation by the holders of shares entitled to vote in the election.

         Section 7. Nominations and Other Stockholder Business. At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with the procedures set forth herein.

         Only such business shall be conducted at an annual meeting of the stockholders as shall have been properly brought before the meeting (a) pursuant to the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) by or at the direction of the Board of Directors, or (c) by a stockholder or a beneficial owner of the Corporation's stock ("Proponent") in compliance with all of the following provisions:

         (1) such business must be a proper matter for stockholder action under the Delaware General Corporation Law:

         (2) the Corporate Secretary must have timely received (as described below) written notice by the Proponent containing (a) a brief description of each matter desired to be brought before the meeting, (b) the Proponent's name and address (if the Proponent is a stockholder of record, as they appear on the Corporation's books), (c) the class and the number of shares of stock of the Corporation which are beneficially owned by the Proponent and, if the Proponent is not a stockholder of record, proof of beneficial ownership, (d) a description of any material interest of the Proponent in such business, (e) a statement as to whether the Proponent intends to deliver a proxy statement and form of proxy to holders of a sufficient number of shares, in the case of a nomination, to elect such nominee, and in the case of a proposal of other business, to carry such proposal (an affirmative statement of such intent, a "Solicitation Notice"), and (f) as to each person whom the Proponent proposes to nominate for election or re-election as a director, (i) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such person as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) such person's written consent to serve as a director if elected;

         (3) if the Proponent has provided the Corporation with a Solicitation Notice, the Proponent must have delivered a proxy statement and form of proxy to holders of a
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sufficient number of shares, in the case of a nomination,  to elect such nominee, and in the case of a proposal of other business, to carry such proposal; and

         (4) if the Proponent has not provided the Corporation with a Solicitation Notice, the Proponent must not have delivered a proxy statement and a form of proxy to holders of a sufficient number of shares, in the case of a nomination, to elect such nominee, and in the case of a proposal of other business, to carry such proposal.

         The Corporate Secretary shall be deemed to have timely received a Proponent's notice under clause (c)(2) of the preceding paragraph if it is delivered at the Corporation's principal office to the attention of the Corporate Secretary at least ninety (90) days prior to the annual meeting of stockholders; provided, however, that if there has been an amendment to the Bylaws since the last annual meeting changing the date of the annual meeting, a Proponent's notice shall be deemed to have been timely received if it is delivered not later than the close of business on the later of the ninetieth
(90th) day prior to the annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made; provided further, however, that if the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors at least one hundred (100) days prior to the annual meeting, a Proponent's notice shall be deemed to have been timely received, but only with respect to nominees for any new positions created by such increase, if it is delivered not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made.

         Only such business shall be conducted at a special meeting of the stockholders as shall have been brought before the meeting pursuant to the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors. Nominations of persons for election to the Board of Directors may be made at a special meeting of the stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by a Proponent who delivers the notice described in clause (c)(2) of the second paragraph of this Section at the Corporation's principal office to the attention of the Corporate Secretary not later than the close of business on the later of the ninetieth
(90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the number of directors proposed by the Board of Directors to be elected at such meeting.

         Only persons nominated in accordance with the procedures set forth in this section shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chairman of the meeting shall have the power to determine whether a nomination or any other business is in compliance with this section, and to declare that any defective nomination or other business not be presented for stockholder action at the meeting and be disregarded.
                                      -3-

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         For  purposes  of  this  section,   "public  announcement"  shall  mean
disclosure in a press release reported by the Dow Jones News service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         Notwithstanding the foregoing provisions of this section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this section. Nothing in this section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth herein.

         Section 8. Quorum. The holders of one-third (1/3) of all of the outstanding shares of the stock of the Corporation entitled to vote at a meeting of stockholders, present in person or by proxy, shall constitute a quorum for the transaction of any business at such meeting.

                                   ARTICLE IV
                               BOARD OF DIRECTORS

         Section 1. Powers. Subject to the limitations of the Restated Certificate of Incorporation of the Corporation and of the Delaware General Corporation Law as to action which shall be authorized or approved by the stockholders, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by, the Board of Directors.

         Section 2. Number. The exact number of directors of the Corporation shall be nine (9) until changed in the manner provided by law.

         Section 3. Chairman and Vice Chairman of the Board. The Board shall elect a Chairman, who shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors or prescribed by the Bylaws. The Board may also appoint a Vice Chairman, who shall preside at all meetings of the Board of Directors in the absence of the Chairman and shall have such other powers and duties as may from time to time be assigned by the Board of Directors or prescribed by the Bylaws.

         Section 4. Annual Meetings. Immediately following each annual meeting of stockholders, the Board shall hold its annual meeting for the purpose of organization, election of officers and the transaction of any other business.

         Section 5. Regular Meetings. Regular meetings of the Board shall be held at the times and on the dates fixed by resolution of the Board.
                                      -4-

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         Section 6.  Special  Meetings.  Special  meetings  of the Board for any purpose or purposes whatsoever may be called by the Chairman of the Board or, in his absence or inability, by the Chief Executive Officer or the President and Chief Operating Officer, or by at least two (2) of the directors at the time in office.

         Section 7. Notice of Meetings. Notice of annual meetings and of regular meetings of the Board is hereby dispensed with. Notice of special meetings must be given at least two (2) days in advance if given by mail, or at least twenty-four (24) hours in advance if delivered personally or given by telephone or other electronic means.

         Section 8. Place of Meetings. All meetings of the Board, whether annual, regular or special meetings, shall be held at any place within or without the State of Delaware which has been designated from time to time by resolution of the Board or in the notice of the meeting. In the absence of such designation all directors' meetings shall be held at the principal office of the Corporation.

         Section 9. Quorum. A majority of the exact number of directors specified in Section 2 of this Article IV of the Bylaws shall constitute a quorum of the Board of Directors for the transaction of business; provided, however, that vacancies on the Board may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, each such director to hold office until a successor is elected at an annual or special meeting of the stockholders.

         Section 10. Compensation of Directors. Directors and members of committees appointed by the Board shall receive such compensation, if any, for their services, and such reimbursement for their expenses, as may be fixed or determined by resolution of the Board. The Board may, however, in any such resolution provide that directors who are also employees of the Corporation or any of its subsidiaries shall not receive additional compensation for services as a director or member of a committee appointed by the Board.

         Section 11. Indemnification of Directors, Officers, Employees and Other Agents.

         (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative ("Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the
Corporation or is or was serving at the request of the Corporation as a director, officer, trustee, or fiduciary, or in a similar capacity
(collectively, "Agent") of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, or any other enterprise or entity whatsoever, including without limitation employee benefit plans (collectively, "Affiliate"), whether the basis of such Proceeding is alleged action in an official capacity, or in any other capacity while serving as a director or officer of the Corporation or as an Agent of an Affiliate, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any
                                      -5-

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such amendment,  only to the extent that such amendment  permits the Corporation
to  provide  broader   indemnification   rights  than  said  law  permitted  the
Corporation to provide prior to such amendment), against all expense, liability, and loss, including without limitation, attorneys' fees, judgments, fines, ERISA excise taxes, penalties, amounts paid or to be paid in settlement, and any other amounts actually incurred or suffered by such person in connection with any Proceeding; and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or Agent of an Affiliate
and  shall  inure  to  the  benefit  of  his  or  her  heirs,   executors,   and
administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to Proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, to the extent authorized from time to time by the Board of Directors, either on a general basis or as to specific employees or agents, provide indemnification to employees and agents of the Corporation with similar scope and effect as the foregoing indemnification of directors and officers.

         (b) Right to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in a Proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the person seeking indemnification (the "Party to be Indemnified") may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Party to be Indemnified shall be entitled to be paid also the expense of prosecuting or defending such claim. The Corporation's sole defense to an action seeking indemnification (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) shall be that the Party to be Indemnified has not met the standards of conduct which make it permissible under the Delaware
General Corporation Law for the Corporation to indemnify the Party to be Indemnified for the amount claimed, and the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, its independent legal counsel, or its stockholders) to have made a
                                      -6-
determination prior to the commencement of such action that indemnification of the Party to be Indemnified is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including the Board of Directors, its independent legal counsel, or its stockholders) that the Party to be Indemnified has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Party to be Indemnified has not met the applicable standard of conduct.

         (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         (d) Insurance. The Corporation shall maintain in full force and effect, at its own expense, director and officer liability insurance ("Insurance") coverage for each director and officer in amounts and scope at least as favorable as that maintained by the Corporation on September 30, 1996, or, to the extent more favorable, any Insurance policy entered into or renewed by the Corporation following such date. Notwithstanding the foregoing, if the Corporation, after using its best efforts, cannot obtain and purchase such coverage for an amount no more than what it paid for the most recent expiring Insurance policy plus a reasonable additional amount, the Corporation shall only be required to purchase such Insurance coverage for any act or omission occurring at or prior to the time of such date.

         (e) Enforceability; Amendment. The rights provided to any person by this Bylaw shall be enforceable against the Corporation by such person, who shall be presumed to have relied upon it in serving or continuing to serve as an Agent, as provided above. No amendment of this Bylaw shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment, including, without limitation, any right of a director or officer to Insurance for any act or omission occurring at or prior to the time of such amendment.

         Section 12. Authority to Designate Place of Stockholders' Meetings. The Board is hereby granted full power and authority to designate from time to time any place within or without the State of Delaware for the holding of any stockholders' meeting.

         Section 13. Committees of the Board. The Board may, by resolution, appoint one or more committees of the Board, in addition to an Executive Committee, and prescribe their duties and powers. A quorum for the transaction of business shall be one-third (1/3) of the members of the Committee unless the Board shall otherwise provide. A majority of the members of any such committee may determine its own rules of procedure unless the Board shall otherwise provide. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.
                                      -7-

         Section 14. Action by Written Consent. Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting, if all members of the Board or such committee, as the case may be, shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.

         Section 15. Conference Calls. Members of the Board or any committee thereof may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

                                    ARTICLE V
                               EXECUTIVE COMMITTEE

         Section 1. Number and Composition. The Board of Directors shall appoint from its membership, annually, an Executive Committee of the Board composed of three (3) or more directors. Included on the Executive Committee shall be the Chairman of the Board and the Chief Executive Officer of the Corporation. Each member of the Executive Committee shall hold membership at the pleasure of the Board, which shall have the exclusive power to fill vacancies thereon as they may occur. The Chairman of the Executive Committee shall be the Chairman of the Board.

         Section 2. Powers. The Executive Committee, during the intervals between meetings of the Board, shall have and there is hereby granted to it all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except that the Executive Committee shall not be permitted to fill vacancies on the Board or on any committee, approve any action for which stockholder approval is also required by the Delaware General Corporation Law, amend or repeal any resolution of the Board which by its express terms is not so amendable or repealable, or appoint other committees of the Board or the members thereof and shall not have any powers restricted by Section 141(c) of the Delaware General Corporation Law unless the Board shall have specifically delegated authority to the Executive Committee to take action with respect to a matter listed in such Section as permitted to be so delegated.

         Section 3. Procedure. Three (3) members of the Executive Committee shall constitute a quorum of the Executive Committee for the transaction of business. The Executive Committee, by vote of a majority of its members, shall fix its own times and places of meetings and shall prescribe its own rules of procedure; no change in which shall be made save by a majority vote of its members.

         Section 4. Records and Reports. The Executive Committee shall keep regular minutes of all business transacted at its meetings, and all action of the Executive Committee shall be reported to the Board at its next ensuing meeting.
                                      -8-

         Section 5. Compensation. Members of the Executive Committee may receive such compensation, if any, for their services, and such reimbursement for their expenses, as may be fixed or determined by the Board.

                                   ARTICLE VI
                              MANAGEMENT COMMITTEE

         Section 1. Number and Composition. The Board of Directors shall appoint annually a Management Committee of the Corporation composed of the Chief Executive Officer, the President and Chief Operating Officer and the Chief Financial Officer of the Corporation. The Chairman of the Management Committee shall be the Chief Executive Officer of the Corporation.

         Section 2. Powers. The Management Committee, during the intervals between meetings of the Board, shall have and there is hereby granted to it all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation which may be delegated to officers under the Delaware General Corporation Law, including the appointment and removal of subordinate officers, subject to approval limits established by resolution of the Board of Directors as deemed appropriate from time to time.

         Section 3. Procedure. Two (2) members of the Management Committee shall constitute a quorum of the Management Committee for the transaction of business. The Management Committee, by vote of a majority of its members may prescribe its own rules of procedure; no change in which shall be made save by a majority vote of its members.

         Section 4. Records. The Management Committee shall keep records of business transacted at its meetings.

                                   ARTICLE VII
                                    OFFICERS

         Section 1. Officers. The officers of the Corporation shall be a Chief Executive Officer, a President and Chief Operating Officer, a Chief Financial Officer, a Vice President, a Secretary, a Comptroller, a Treasurer, a Chief Legal Officer and a Chief Information Officer. The Corporation may also have, at the discretion of the Board, one (1) or more Vice Presidents, who may be designated as Executive Vice Presidents, Group Vice Presidents, Senior Vice Presidents or Vice Presidents, one (1) or more Assistant Chief Financial
Officers, one (1) or more Assistant Secretaries, one (1) or more Assistant Treasurers, and one (1) or more Assistant Comptrollers, and the Board may appoint such other officers as it may deem necessary or advisable, who shall have such authority and perform such duties as from time to time may be prescribed by the Board, the Chairman of the Board or the Chief Executive Officer. Any two (2) or more offices may be held by the same person.
                                      -9-

         Section 2. Election and Removal. The officers of the Corporation shall be chosen annually by the Board at its annual meeting and each shall hold office until the corresponding annual meeting of the Board in the next year and until a successor shall be elected and qualified unless such officer shall theretofore resign or shall be removed or otherwise disqualified to serve. The Board may remove any officer either with or without cause or under such other terms or conditions as it may prescribe. Vacancies may be filled by the Board as they may occur.

         Section 3.  Powers and Duties.

     (a) Chief Executive Officer. The Chief Executive Officer shall be the officer, reporting directly to the Board, responsible for overall management of the Corporation and shall have general supervision, direction and control over the business and affairs of the Corporation and its officers. The Chief
Executive Officer shall be a member of the Executive Committee and of the Management Committee and in general shall perform all duties incident to the office of Chief Executive Officer and shall have such powers and duties as may from time to time be assigned by the Board of Directors or prescribed by the Bylaws.

     (b) President and Chief Operating Officer. The President and Chief Operating Officer in general shall perform all duties incident to the office of President and Chief Operating Officer, and shall have such powers and duties as may from time to time be assigned by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or prescribed by the Bylaws.

     (c) Vice Presidents. Vice Presidents, who may be designated as Executive Vice Presidents, Group Vice Presidents, Senior Vice Presidents or Vice Presidents, shall have such authority and shall perform such duties as shall from time to time be assigned by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President and Chief Operating Officer, or prescribed by the Bylaws.

     (d) Chief Financial Officer. The Chief Financial Officer shall have such authority and shall perform such duties as shall from time to time be assigned by the Board, the Chairman of the Board, the Chief Executive Officer or prescribed by the Bylaws.

     (e) Assistant Chief Financial Officer. Each Assistant Chief Financial Officer shall assist the Chief Financial Officer and shall perform such duties as shall from time to time be assigned by the Board, the Chairman of the Board, the Chief Executive Officer or the Chief Financial Officer.

     (f) Secretary. The Secretary shall keep, or cause to be kept, at the principal office and/or such other place or places as the Board may order, a book or books of minutes of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof. -10-

         The Secretary shall keep or cause to be kept at the principal office, or at the office of the Corporation's transfer agent, a stock register, which may be an electronic database, showing the names of the stockholders of record and their addresses, the number and classes of shares held by each, the numbers and dates of the certificates issued for those shares, and the numbers and dates of cancellation of every certificate surrendered for cancellation.

         The Secretary shall give or cause to be given notice of all meetings of the stockholders and the Board required to be given by the Bylaws or by law. The Secretary shall have charge of and be custodian of the seal of the Corporation and the minute books and documents relating to the existence and governance of the Corporation.

         The Secretary shall have such other powers and perform such other duties as may from time to time be prescribed by the Board, the Chairman of the Board or the Bylaws, and shall in general, subject to control of the Board and the Chairman of the Board, perform all the duties usually incident to the office of secretary of a corporation.

     (g) Assistant Secretaries. Each Assistant Secretary shall assist the Secretary and, in the absence or disability of the Secretary, may perform the duties of the Secretary unless and until the contrary is expressed by the Board, and may perform such other duties as may be prescribed by the Board or the Secretary.

     (h) Treasurer. The Treasurer shall have custody of and be responsible for all the monies and funds of the Corporation. The Treasurer shall deposit or cause to be deposited all Corporation monies, funds and other valuables in the name and to the credit of the Corporation in such bank or banks as shall be judged proper or as shall be directed by the Board, the Chairman of the Board, the Chief Executive Officer, or the Chief Financial Officer, and shall disburse the funds of the Corporation which have been duly approved for disbursement. The Treasurer shall enter or cause to be entered regularly in the books of the Corporation full and accurate accounts of all monies received and paid out on account of the Corporation.

         The Treasurer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or the Bylaws, and shall in general, subject to control of the Board, the Chairman of the Board, the Chief Executive Officer, and the Chief Financial Officer, perform all the duties usually incident to the office of treasurer of a corporation.

     (i) Assistant Treasurers. Each Assistant Treasurer shall assist the Treasurer and, in the absence or disability of the Treasurer, may perform the duties of the Treasurer unless and until the contrary is expressed by the Board, and shall perform such other duties as may be prescribed by the Board or the Treasurer.

     (j) Comptroller. The Comptroller shall be the principal officer in charge of the general accounting books, accounting records and forms of the Corporation and shall see -11-
that all monies and obligations due the Corporation and all properties and assets are properly accounted for. The Comptroller shall prepare the Corporation's balance sheets, income accounts and other financial statements and reports, and render to the Board, the Chairman of the Board, the Chief Executive Officer, and the Chief Financial Officer, such periodic reports covering the results of operations of the Corporation as may be required by them or any of them.

         The Comptroller shall have such other powers and perform such other duties as may from time to time be prescribed by the Board, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer or the Bylaws and shall in general, subject to control of the Board, the Chairman of the Board, the Chief Executive Officer, and the Chief Financial Officer, perform all the duties usually incident to the office of comptroller of a corporation.

     (k) Assistant Comptrollers. Each Assistant Comptroller shall assist the Comptroller and, in the absence or disability of the Comptroller, may perform the duties of the Comptroller unless and until the contrary is expressed by the Board, and shall perform such other duties as may be prescribed by the Board or the Comptroller.

     (l) Chief Legal Officer. The Chief Legal Officer shall be in charge of the Corporation's legal affairs. The Chief Legal Officer shall advise the Board, the Chairman of the Board, the Chief Executive Officer and the other officers of the Corporation on such legal matters and prepare such reports as may be required by them or any of them.

     (m) Chief Information Officer. The Chief Information Officer shall be in charge of the Corporation's information technology. The Chief Information Officer shall advise the Board, the Chairman of the Board, the Chief Executive Officer and the other officers of the Corporation on such information technology matters and prepare such reports as may be required by them or any of them.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         Section 1. Execution of Documents. Unless otherwise authorized by or pursuant to a resolution of the Board of Directors, all contracts, leases, deeds, deeds of trust, mortgages, bonds, indentures, endorsements, assignments, powers of attorney, and other documents and instruments of whatsoever kind shall be executed for and on behalf of the Corporation by the Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer, a Vice President, the Treasurer, the Comptroller, or by any such officer and shall be attested by the Secretary or an Assistant Secretary, who shall have authority to affix the corporate seal to the same.

         Section 2. Undertakings and Commitments. No undertaking, commitment, contract, instrument or document shall be binding upon the Corporation unless previously authorized or subsequently ratified by the Board or executed by an officer or officers, an
                                      -12-
employee or employees or an agent or agents of the Corporation acting under powers conferred by or pursuant to resolution of the Board or by these Bylaws.

         Section 3. Checks, Drafts, etc. All checks, notes and other obligations for collection, deposit or transfer, and all checks and drafts for disbursement from Corporation funds, and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be endorsed or signed by such officer or officers, employee or employees or agent or agents as shall be authorized from time to time to do so by or pursuant to a resolution of the Board of Directors.

         Section 4. Representation of Shares of Other Corporations. Shares standing in the name of the Corporation may be voted or represented and all rights incident thereto may be exercised on behalf of the Corporation by the Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer, a Vice President, the Secretary, the Treasurer or the Comptroller, or by such other officers upon whom the Board of Directors may from time to time confer like powers.

                                   ARTICLE IX
                              AMENDMENTS TO BYLAWS

         Section 1. Power of Stockholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote of seventy-five (75) percent of the outstanding stock of the Corporation entitled to vote thereon.

         Section 2. Power of Directors. Subject to the right of stockholders as provided in Section 1 of this Article IX to adopt, amend or repeal Bylaws, Bylaws may be adopted, amended or repealed by the Board of Directors as provided or permitted by law; however, any Bylaw amendment adopted by the Board of Directors increasing or reducing the authorized number of directors or amending this Section shall require a resolution adopted by the affirmative vote of not less than seventy-five (75) percent of the directors.

                                    ARTICLE X
                                    EMERGENCY

         Section 1. "Emergency" as used in this Article means disorder, disturbance or damage caused by war, enemy attack, other warlike acts or by catastrophe, disaster or other similar emergency condition, which prevents the conduct and management of the affairs and business of the Corporation by the Board of Directors and officers in the manner provided for in other Articles of these Bylaws. The powers and duties conferred and imposed by this Article, and any resolutions adopted pursuant hereto, shall be effective only during an emergency. This Article may be implemented from time to time by resolutions adopted by the Board of Directors before or during an emergency, or during an emergency by the emergency Board of Directors constituted and then acting pursuant hereto. An emergency, once commenced, shall be deemed to continue until terminated by resolutions adopted for that purpose by the Board of Directors.
                                      -13-

         Section 2. If, during an emergency, a majority of the Board of Directors cannot be found or is unable to act, one-third (1/3) of the exact number of the Board of Directors shall constitute a quorum thereof.

         Section 3. During any emergency, the officers and employees of the Corporation shall continue, so far as possible, to conduct the Corporation's affairs and business under the guidance of the Board of Directors acting pursuant to this Article and in accordance with known orders of governmental authorities.

         Section 4. If, during any emergency, a quorum of the Board of Directors, as provided in Section 3 of this Article, cannot be found or is unable to act, any three (3) available members of the Executive Committee, including the Chief Executive Officer, shall be and constitute the Board of Directors, with two (2) thereof constituting a quorum, and as such shall have and exercise the fullest power of the Board of Directors for the conduct and management of the affairs and business of the Corporation, permitted by law, without the limitations set forth in Section 2 of ARTICLE V of these Bylaws, provided that such emergency Board of Directors as so constituted shall comply to the extent practicable under the circumstances with the provisions of ARTICLE III of these Bylaws relating to annual and special meetings of stockholders. If three (3) members of the Executive Committee, including the Chief Executive Officer, are not able to serve, any three (3) available directors shall be and constitute such emergency Board of Directors, with two (2) thereof constituting a quorum, for the exercise of the powers conferred and performance of the duties imposed by this Section 4.

         Section 5. If, during any emergency, neither a quorum of the Board of Directors, as provided in Section 3 of this Article, nor a quorum of the emergency Board of Directors, as provided for in Section 4 of this Article is available to serve, then the powers conferred and duties imposed by Section 4 shall vest in and devolve upon any three (3) of (in the following order of priority) available directors, Executive Vice Presidents, the Chief Financial Officer, and as many other Vice Presidents (or, in case of their inability, any other officers), in order of seniority, as may be necessary from time to time to constitute a total of three (3) emergency directors. The Chief Executive Officer and any other one (1) emergency director shall constitute a quorum of such emergency Board of Directors for exercise of the powers conferred and performance of the duties imposed hereunder, but if the Chief Executive Officer is not available, any two (2) of such emergency directors shall constitute a quorum.
                                      -14-